Exhibit 99.1

PRESS RELEASE

Neoware Reports Fiscal 2004 First Quarter

Revenue and Earnings

Record Gross Margins and Record First Quarter Revenue and Net Income

     KING OF PRUSSIA, Pa., October 27, 2003 – Neoware Systems, Inc. (Nasdaq: NWRE), the leading supplier of software and thin client appliances, today reported strong financial results for its fiscal 2004 first quarter ended September 30, 2003.

FINANCIAL HIGHLIGHTS

•	Revenues increased 11% to $15,013,387, a record for the first quarter, from $13,516,678 in the prior year quarter, which previously was the highest first quarter in the company’s history. The year ago quarter included $1.5 million of revenue from lower gross margin products acquired in the NCD acquisition which have subsequently been phased out.

•	Gross margin increased to a record 53% from 42% in the prior year quarter. Gross margin increased as a result of lower product costs on higher revenues, as well as a larger percentage of revenues from software sales.

•	Operating income increased 30% to $2,820,694 from $2,170,963, and represented 19% of revenues, up from 16% of revenues in the prior year quarter.

•	Net income increased 29% to $1,863,353, or $.12 per diluted share, compared to net income of $ 1,447,031, or $.10 per diluted share a year ago, on approximately 1.5 million additional shares in the current period.

•	Cash and marketable securities increased to $45,663,869 at September 30, 2003 from $29,164,875 at June 30, 2003, as a result of positive cash flow from operations and a private placement of common stock in July 2003, offset by the acquisition of the TeemTalk product line.

     “Neoware continues to deliver superior financial results, with record gross margins and record first quarter revenues and earnings,” stated Michael Kantrowitz, Neoware’s Chairman and CEO. “We are a major participant in the growing thin client appliance market, with a strong competitive position and a proven, software-focused business model. We are very well positioned to continue to build our business, both organically and through carefully chosen acquisitions, particularly with the additional cash resources from our equity financing in July,” Mr. Kantrowitz continued.

CUSTOMER HIGHLIGHTS

•	Customers in the quarter included Autozone, Art Van Furniture, Austrian Army, Badcock Home Furnishings, Bed, Bath and Beyond, California DMV, Canada Life, Cook County, Electrolux, French Army, Ikea, Kroger, Luxembourg Ministry of Taxes, Mission St. Joseph Hospitals, Pearle Vision Centers, Raymour and Flanigan Furniture, Royal Jordanian Airways and Siemens Medical Systems.

     “Software products, including software upgrades for Neoware and IBM thin clients, as well as our new ThinPC and TeemTalk products, contributed significantly to the Company’s gross profit margin this quarter – more than any prior period, and more than we projected,” Mr. Kantrowitz continued. “As a result, our overall gross margins were well above our expectations and guidance, which provides us with significant flexibility moving forward.”

     “Neoware is now the number two supplier of thin client appliances and a leading provider of the software that enables thin clients and personal computers to provide on-demand access to legacy applications, with increased desktop security, improved reliability, and lower up-front and ongoing costs. Our customers recognize the benefits of Neoware’s thin client products and of the superior service that we are delivering, and these benefits are driving the results we are reporting today,” Mr. Kantrowitz concluded.

CONFERENCE CALL INFORMATION

     In connection with this release, management of Neoware will host a conference call at 5:00 PM Eastern Time on October 27, 2003. The conference call will be available live via the Internet on Vcall at www.vcall.com and on the Neoware website at www.neoware.com. To participate, go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call. A copy of the Company’s press release announcing its earnings and any other material financial and statistical information about the period to be presented in the conference call will be available at the section of the Company’s website entitled “Investor” at www.neoware.com.

     The call will also be accessible by dialing 1.877.679.9049 for domestic calls and +1.952.556.2803 for international calls. A replay of the call will be available through November 10, 2003 by dialing 1.800.615.3210 domestically and +703.326.3020 internationally. The conference access code is 283555.

About Neoware

     Neoware provides software, services, and solutions to enable Appliance Computing, a proven Internet-based computing architecture targeted at business customers, that is designed to be simpler and easier than traditional PC-based computing. Neoware’s software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices.

     Neoware’s products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware’s software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front, maintenance, and administrative costs than proprietary or PC-based alternatives.

     More information about Neoware can be found on the Web at www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.

     # # #

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: our continued superior financial results; the growing thin client appliance market; our expectation of the growth of our business, organically and through acquisitions; our flexibility in our future operations; customer recognition of the benefits of our products and services driving our results; and the cost-saving benefits of our products to our customers. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include, the timing and receipt of future orders, our timely development and customers’ acceptance of our products, pricing pressures, rapid technological changes in the industry, growth of the Appliance Computing market, increased competition, our ability to attract and retain qualified personnel, adverse changes in customer order patterns, our ability to identify and successfully consummate and integrate future acquisitions, our ability to successfully sell our securities, adverse changes in general economic conditions in the U. S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its reports on Form 10-K for the year ended June 30, 2003.

     Neoware, ThinPC, and TeemTalk are trademarks of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

CONTACT:
Investor Relations:
Cameron Associates
Kevin McGrath
(212) 245-8000 x 203
kevin@cameronassoc.com

Neoware Systems, Inc.
Keith Schneck, CFO
(610) 277-8300
invest@neoware.com

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NEOWARE SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	September 30, 2003	June 30, 2003

CURRENT ASSETS:
Cash and cash equivalents	$27,285,394	$26,013,555
Marketable securities	18,378,475	3,151,320
Accounts receivable, net	9,692,651	11,088,994
Inventories	1,562,912	772,494
Prepaid expenses and other	680,953	798,383
Deferred income taxes	945,585	945,585
Total current assets	58,545,970	42,770,331

Property and equipment, net	629,310	572,048
Goodwill	16,955,950	8,943,175
Intangibles, net	3,928,837	2,090,617
Other	71,535	—

	$80,131,603	$54,376,171

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,943,099	$4,206,346
Accrued expenses	3,476,359	2,817,791
Capital lease obligations	6,738	6,557
Deferred revenue	830,430	691,614

Total current liabilities	6,256,626	7,722,308

Capital lease obligations, non-current portion	8,497	10,252
Deferred income taxes	16,788	16,788

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	15,729	14,056
Additional paid-in capital	69,559,207	44,214,516
Treasury stock	(100,000)	(100,000)
Accumulated other comprehensive income	(13,792)	(26,943)
Retained earnings (deficit)	4,388,547	2,525,194

Total stockholders’ equity	73,849,692	46,626,823

	$80,131,603	$54,376,171

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NEOWARE SYSTEMS, INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2003	Three Months Ended September 30, 2002

Net revenues	$15,013,387	$13,516,678
Cost of revenues	7,049,231	7,822,502

Gross profit	7,964,156	5,694,176

Sales and marketing	2,965,305	2,227,333
Research and development	721,080	387,763
General and administrative	1,457,077	908,117

Operating expenses	5,143,462	3,523,213

Operating income	2,820,694	2,170,963

Interest income, net	83,318	90,023

Income before income taxes	2,904,012	2,260,986
Income tax expense	(1,040,659)	(813,955)

Net income	$1,863,353	$1,447,031

Basic income per share	$0.12	$0.11

Diluted income per share	$0.12	$0.10

Weighted average number of common
shares outstanding used in basic
earnings per share computation	15,445,492	13,162,589

Weighted average number of common
shares outstanding used in diluted
earnings per share computation	16,200,219	14,652,096

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NEOWARE SYSTEMS, INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30, 2003	Three Months Ended September 30, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,863,353	$1,447,031
Adjustments to reconcile net income to net cash provided by operating activities-
Deferred income taxes	—	799,136
Depreciation and amortization	259,100	187,509
Changes in operating assets and liabilities-
(Increase) decrease in:
Accounts receivable	1,396,343	(667,572)
Inventories	(790,418)	319,420
Prepaid expenses and other	45,895	(120,114)
Increase (decrease) in:
Accounts payable	(2,263,247)	(177,103)
Accrued expenses	658,568	(116,834)
Deferred revenue	138,816	131,861

Net cash provided by operating activities	1,308,410	1,803,334

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Pericom UK	(9,962,776)	—
Purchase of intangible assets	(125,000)	(29,652)
Purchases of property and equipment, net	(79,581)	(62,378)

Net cash used in investing activities	(10,197,357)	(92,030)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of capital leases	(1,574)	(15,183)
Exercise of stock options and warrants	737,062	1,444,273
Private placement, net of expenses	24,609,302	—
Expenses for prior issuance of common stock	—	(118,940)
Repayments of officer loans	—	9,463

Net cash provided by financing activities	25,344,790	1,319,613

EFFECT OF EXCHANGE RATE CHANGES ON CASH	13,151	—

INCREASE IN CASH AND CASH EQUIVALENTS	16,498,994	3,030,917
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	29,164,875	17,031,422

CASH AND CASH EQUIVALENTS, END OF PERIOD	$45,663,869	$20,062,339

SUPPLEMENTAL DISCLOSURES:
Cash paid for income taxes	$264,400	$54,180
Cash paid for interest	3,570	8,918
Cash received for interest	57,742	88,276